O.A.K. FINANCIAL CORPORATION

2445 84th Street, S.W.
Byron Center, Michigan 49315

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held April 18, 2002

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of O.A.K. Financial Corporation (the "Corporation"), a Michigan corporation, will be held on April 18, 2002, at 9:00 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, for the following purposes:

  To elect one director to hold office for a 3-year term.

  To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed March 11, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

By order of the Board of Directors,

John A. Van Singel, Secretary

Your vote is important. Even if you plan to attend the meeting, please date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it promptly in the enclosed envelope. Note that if the stock is held in more than one name, all parties must sign the proxy form.

Dated: March 25, 2002

O.A.K. FINANCIAL CORPORATION
2445 84th Street, S.W.
Byron Center, Michigan 49315

PROXY STATEMENT

         This Proxy Statement and the enclosed proxy are furnished in connection with the solicitation of proxies by the Board of Directors of O.A.K. Financial Corporation (the "Corporation"), a Michigan bank holding company, to be voted at the Annual Meeting of Shareholders of the Corporation to be held on Thursday, April 18, 2002, at 9:00 a.m., at the Byron Township Hall, 8085 Byron Center, S.W., Byron Center, Michigan, or at any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and in this Proxy Statement.

VOTING AT THE MEETING

         This Proxy Statement has been mailed on or about March 25, 2002, to all holders of record of common stock of the Corporation as of the record date. The Board of Directors of the Corporation has fixed the close of business on March 11, 2002, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders and any adjournment thereof.

         If a Proxy in the enclosed form is properly executed and returned to the Corporation, the shares represented by the Proxy will be voted at the Annual Meeting and any adjournment thereof. If a shareholder specifies a choice, the Proxy will be voted as specified. If no choice is specified, the shares represented by the Proxy will be voted for the election of the nominee named in the Proxy Statement and for the proposals, if any, set forth in this Proxy Statement, and in accordance with the judgment of the persons named as proxies with respect to any other matter which may come before the meeting. A proxy may be revoked before exercise by notifying the Secretary of the Corporation in writing or in open meeting, by submitting a proxy of a later date, or attending the meeting and voting in person. All shareholders are encouraged to date and sign the enclosed proxy form, indicate your choice with respect to the matters to be voted upon, and return it to the Corporation.

ELECTION OF DIRECTOR

         The Articles of Incorporation of the Corporation authorize the Board of Directors to establish the size of the Board. The Board of Directors has established the size of the Board for 2002 at seven (7) persons with the authority to increase the number of directors to nine (9) persons. The Articles of Incorporation also provide for the division of the Board of Directors into three (3) classes of nearly equal size with staggered 3-year terms of office. One person has been nominated by the Board of Directors for election to the Board to serve a three-year term expiring at the 2005 Annual Meeting of Shareholders. The Board has nominated John A. Van Singel for a 3-year term. The nominee is an incumbent director previously elected by the Corporation's shareholders.

         Unless otherwise directed by a shareholder's proxy, the persons named as proxy holders in the accompanying proxy will vote for the nominee named above. In the event the nominee shall become unavailable, which is not anticipated, the Board of Directors in its discretion may designate a substitute nominee, in which event the enclosed proxy will be voted for such substitute nominee. Proxies cannot be voted for a greater number of persons than the number of nominees named.

         Except for the person nominated by the Board of Directors, no other person may be nominated for election at the 2002 annual meeting. The Corporation's Articles of Incorporation require at least 60 days prior written notice of any other proposed shareholder nomination and no such notice has been received.

         A plurality of the votes cast at the meeting is required to elect the nominee as a director of the Corporation. As such, the individual who receives the largest number of votes cast at the meeting will be elected as a director. Shares not voted at the meeting, whether by abstention, broker nonvote, or otherwise, will not be treated as votes cast at the meeting.

         The Board of Directors recommends a vote FOR the election of the person nominated by the Board.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP OF MANAGEMENT

        At March 11, 2002, the Corporation had outstanding 2,034,007 shares of common stock, par value $1.00 per share. Shareholders are entitled to one vote for each full share of common stock registered in their names at the close of business on March 11, 2002, the record date fixed by the Board of Directors.

        As of March 11, 2002, no person was known by management to be the beneficial owner of more than 5% of the outstanding common stock of the Corporation except as follows:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percent of Class
Charles Andringa 2807 Bridgeside Drive Caledonia, MI 49316	126,380	6.21%
Willard and Jane Van Singel (1) 8977 Lindsey Lane, S.W. Byron Center, MI 49315	276,269 (1)	13.58%

(1)	Willard and Jane Van Singel are husband and wife. Of the shares shown above, Mr. Van Singel has sole voting and investment power with respect to 118,929 shares (5.85%) and Mrs. Van Singel has sole voting and investment power with respect to 110,000 shares (5.41%). Mr. & Mrs. Van Singel own 47,340 shares (2.33%) jointly and share voting and investment power with certain of their adult children.

         The information in the following table sets forth the beneficial ownership of the Corporation's common stock by each of the executive officers listed in the Summary Compensation Table presented later and by all directors and executive officers as a group.

Person	Amount and Nature of Beneficial Ownership	Approximate Percent of Class
John A. Van Singel...............................................................	52,219 (1)(2)	2.57%
John Peterson......................................................................	3,328 (2)	*
James Luyk..........................................................................	1,754 (2)	*
All executive officers and directors as a group (consisting of 13 persons)................................................	138,715 (2)	6.82%
*Less than one percent

(1)	Includes 9,706 shares owned by Mr. Van Singel’s children and 19,482 shares owned jointly by Mr. Van Singel with his parents, Willard and Jane Van Singel.
(2)	Includes shares subject to stock options exercisable within 60 days as follows: Mr. Van Singel - 6,000; Mr. Peterson - 3,014; Mr. Luyk- 1,733; and all executive officers and directors as a group - 24,594. Also includes shares allocated to accounts of the officers under the Employee Stock Ownership Trust ("ESOT") as follows: Mr. VanSingel 161 shares; Mr. Peterson 96 shares and Mr. Luyk 21 shares. Included for informational purposes are a total of 20,192 shares to which officers and directors disclaim beneficial ownership.

INFORMATION ABOUT DIRECTORS AND DIRECTOR NOMINEES

        The following information relating to the principal occupation or employment has been furnished to the Corporation by the respective directors and director nominees. Each of those persons has been engaged in the occupations stated below for more than 5 years.

Nominee for Election as Director for Term Expiring in 2005
	Age	Director of Corporation Since	Amount and Nature of Beneficial Ownership 3/11/02(1) ()	Approximate Percent of Class
John A. Van Singel President, Byron Center State Bank	47	1988	52,219 (2)	2.57%
Directors Whose Terms Expire in 2004
Norman Fifelski Owner, Hillcrest Foods and Fuel	56	1988	5,199	*
Dellvan Hoezee President, Hudsonville Creamery	67	1991	7,638 (4)	*
Robert Deppe President, RDI Development Inc.	41	1997	1,888	*
Directors Whose Terms Expire in 2003
John Peterson Executive Vice President, Byron Center State Bank	53	1999	3,328 (5)	*
David Van Solkema Retired, former President of Jobbers Warehouse Service, Inc. (an auto parts distributor)	60	1988	4,172	*
Gerald Williams President, Dorr Farm Products (Farm equipment retailer)	69	1988	12,430	*
*Represents less than one percent

(1)	This information is based upon the Corporation’s records as of March 11, 2002, and information supplied by the persons listed above. The number of shares stated in this column includes shares owned of record by the shareholder and shares, which, under federal securities regulations, are deemed to be beneficially owned by the shareholder, including shares subject to stock options exercisable within 60 days. Unless otherwise indicated below, the persons named in the table have sole voting and sole investment power or share voting and investment power with their respective spouses, with respect to all shares beneficially owned.
(2)	Includes 9,706 shares owned by Mr. Van Singel’s children, 19,482 shares owned jointly by Mr. Van Singel with his parents, Willard and Jane Van Singel, 161 shares allocated to Mr. Van Singel’s account under the ESOT, and 6,000 shares subject to stock options exercisable within 60 days.
(3)	10,300 of these shares are owned by Mr. Williams' wife.
(4)	Includes 3,160 shares owned by Hudsonville Creamery & Ice Cream Co., a corporation in which Mr. Hoezee owns a one-third interest
(5)	Includes 3,014 shares subject to stock options exercisable within 60 days and 96 shares allocated to Mr. Peterson’s account under the ESOT.

Director Compensation

        Directors of the Corporation and the Bank are paid an annual retainer fee of $10,000 for their service on both boards. No compensation is paid for attendance at Corporation or Bank Board or committee meetings. Discretionary bonuses were paid to each non-employee director amounting to $6,500, $2,000 and $2,500 for the years ended December 31, 2001, 2000 and 1999, respectively. During 2001, the Board of Directors of the Corporation and the Bank held a total of 12 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least 75% of the total number of meetings of the Board of Directors and meetings of committees on which he served.

        In 1988, the Bank adopted a deferred compensation plan for directors that provides for benefit payments to the participant and his or her family upon retirement or death. All of the Corporation's directors, except for Messrs. Deppe and Peterson, are participants in this plan. This plan allowed for the deferral of director fees in return for the payment of certain defined benefits payable upon termination of one's service as a director of the Bank. The cost of this plan was $117,028, $109,670 and $109,670 in 2001, 2000 and 1999, respectively. The total accrued liability of the Bank under this plan was $1,111,416 as of December 31, 2001. The Bank has purchased life insurance policies on the lives of the participating directors with the Bank as the owner and beneficiary. The life insurance policies will be used to fund the benefits under the plan. The cash surrender value of the policies was $1,202,243 as of December 31, 2001. As of January 1, 1997, no further deferrals of directors' fees may be made under this plan.

        In 1998, the Bank adopted a new deferred compensation plan for directors. The plan permits the Board to defer the payment of fees for service on the Board. Fees, which are deferred, are credited to the deferred compensation accounts of the individual participating directors and invested in a manner determined by the board. The Board is authorized to direct the Bank to purchase policies of life insurance on the life of participating directors as one of the investment vehicles under the plan. If a life insurance policy is purchased with respect to a participating director's life, the Bank is the owner and beneficiary of the policy. Upon a director's retirement, the cash value of the policy is paid out to the director in annual installments over a period of fifteen years. If a participating director dies before beginning to receive payments, the Bank will pay a beneficiary designated by the director a death benefit in lieu of deferred compensation in an amount equal to the greater of the amount of fees credited to the director's deferred compensation account or an amount payable each year for ten years equal to ten percent of the death benefit, if any, received by the Bank as a result of the director's death from any insurance policy purchased by the Bank on the director's life as an investment for purposes of the deferred compensation plan. The cost of this plan was $79,999, $68,994 and $93,989 in 2001, 2000 and 1999 respectively. The cash surrender value and liability of this plan are both $256,792.

        On January 28, 1999, the Board of Directors adopted the O.A.K. Financial Corporation 1999 Directors' Stock Option Plan, which was approved by the Corporation's shareholders at the April 22, 1999 Annual Meeting. Stock options to purchase 500 shares were granted to each non-employee director on the following dates and at the following per share prices: February 18, 1999 - $50.00 per share, January 21, 2000 - $55.00 per share, and February 7, 2001 - $50.00 per share.

Audit Committee

        The Audit Committee, comprised of Messrs. Deppe, Hoezee and Williams, met on four occasions during 2001. Each of the members of the Audit Committee is "independent" as defined in Rule 4200(a) of the NASD Listing Standards. Its primary duties and responsibilities include annually recommending to the Board of Directors an independent public accounting firm to be appointed auditors of the Corporation and the Bank, reviewing the scope and fees for the audit, reviewing all the reports received from the independent certified public accountants, reviewing the activities of, and coordinating matters, with the internal auditing department. The Corporation's Board of Directors has adopted an Audit Committee Charter that is attached to this Proxy Statement as Appendix A.

Audit Committee Report

        We have reviewed and discussed with management the Corporation's audited financial statements as of and for the year ended December 31, 2001.

        We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

        We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

        Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation's Form 10-K for the year ended December 31, 2001.

        Management is responsible for the Corporation's financial reporting process including its systems of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Corporation's independent auditors are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. It is not our duty or our responsibility to conduct auditing or accounting reviews or procedures. We are not employees of the Corporation and we may not be, and we may not represent ourselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, we have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Corporation's financial statements. Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors do not assure that the Corporation's financial statements are presented in accordance with generally accepted accounting principles, that the audit of our Corporation's financial statements has been carried out in accordance with generally accepted auditing standards or that our Corporation's independent accountants are in fact "independent."

         Respectfully submitted, Robert Deppe, Dellvan Hoezee and Gerald Williams.

COMPENSATION OF EXECUTIVE OFFICERS

Committee Report on Executive Compensation

        Decisions on the compensation of the Corporation's executive officers are made by the Board's nonemployee directors consisting of Messrs. Deppe, Fifelski, Hoezee, Van Solkema and Williams. To ensure this Committee's independence, the Board of Directors has, from time to time, used outside consultants to assist the Committee in its deliberations. This Committee report addresses the Corporation's compensation policies and programs for the year ended December 31, 2001.

        Base Salary - Excluding consideration of other relevant factors, which may include individual performance, experience, expertise and tenure, the Board intends to maintain the base salaries of the Corporation's executive officers and senior managers within peer group levels.

        Annually, the Committee establishes the base wage for all executive officers. The Committee's determination is based upon compensation levels established by the Corporation's peers and evaluations by consultants.

        Annual Cash Incentive - To provide performance incentives the strategy provides for annual cash awards that are payable if the Corporation and the Byron Center State Bank meet or exceed annual performance objectives established by the Board of Directors.

        Long-Term Incentives - The Corporation maintains a 401(k) covering substantially all employees. The Corporation matches employee contributions to the 401(k) up to a maximum of 2% of employees' eligible wages.

        The Corporation also maintains a Profit Sharing Plan covering substantially all employees. The Corporation's contribution to the profit sharing plan is based on defined performance targets established annually by the board of directors.

        A leveraged Employee Stock Ownership Plan (ESOP), covering substantially all employees is also maintained by the Corporation. The Corporation makes annual contributions equal to at least the ESOP's debt service less dividends received by the ESOP. The original loan will be repaid over a period of 10 years. The dividends on the allocated shares are distributed to the accounts of the participants and the dividends on the unallocated shares are used to pay debt service. The ESOP shares are pledged as collateral for the ESOP's debt. As the debt is repaid, shares are released from the pledge and allocated to the accounts of the active participants. As shares are released they become outstanding for earnings per share computations.

        The Corporation also maintains stock option plans for non-employee directors (the Director's Plan) and employees and officers of the Corporation and its' subsidiaries (the Employees' Plan). The stock option plans were established in 1999, and authorize the issue of up to 165,000 options under the Employees' Plan and up to 35,000 options under the Directors' Plan. Options under both plans become exercisable after the first anniversary of the award date. The option exercise price is at least 100% of the market value of the common stock at the grant date. During 2001, 10,400 incentive stock options were granted to a total of thirteen executives of the Corporation. The number of shares subject to each option was based upon the position and a discretionary assessment of the performance of each grantee. The options awarded in 2001 vest after one year. The Employee's Plan also allows the Corporation to issue restricted stock to officers and employees of the Corporation and its subsidiaries. However, no shares of restricted stock were awarded in 2001.

        The ESOP and stock option plans are intended to align the interests of the covered employees with the interests of the Corporation's shareholders.

         Respectfully submitted, Robert Deppe, Norman Fifelski, Dellvan Hoezee, David Van Solkema, Gerald Williams

EXECUTIVE COMPENSATION SUMMARY

        The following table sets forth the compensation paid by the Bank during the last three years to its Chief Executive Officer and during the past year to its Executive Vice Presidents. There are no employees of the Corporation; all personnel are employed by the Bank. No other named executive officers of the Corporation or the Bank received annual compensation in excess of $100,000 during this period.

	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Securities Underlying Options(2)	All Other Compensation(3)
John Van Singel, President and Chief Executive Officer John Peterson, Executive Vice President Chief Lending Officer James Luyk, Executive Vice President Chief Financial Officer (4)	2001 2000 1999 2001 2000 1999 2001	$188,000 180,000 170,000 $103,000 98,000 93,000 $100,000	$47,752 38,250 45,000 $20,909 14,250 17,500 $20,300	2,000 2,000 2,000 1,006 1,002 1,006 976	$14,143 13,110 15,174 $9,755 7,164 12,819 $7,492

(1)	Includes elective deferrals by employees pursuant to section 401 (k) of the Internal Revenue Code.
(2)	Options granted in each year relate to the prior year's performance.
(3)	The amounts set forth in this column include contributions to the profit sharing plan, the Corporation's matching contribution to the 401 (k) plan, and the dollar value of premiums paid for term life insurance.
(4)	During fiscal year 2000, James Luyk joined the Corporation as Executive Vice-President and Chief Financial Officer. Mr. Luyk joined the Corporation from Huntington National Bank, where he served most recently as Regional Controller. Prior to Huntington, he served in various financial positions with First Michigan Bank Corporation.

        The following table sets forth information concerning stock options granted to and retained by the named executive officers of the Corporation during 2001. None of the named officers exercised stock options during 2001:

EXECUTIVE OPTION GRANTS IN LAST FISCAL YEAR

	Number of Shares Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term
					5%	10%

John A. Van Singel	2,000	19.2%	$50.00	2/7/2011	$62,889	$159,374
John Peterson	1,006	9.7%	$50.00	2/7/2011	$31,633	$80,165
James Luyk	976	9.4%	$50.00	2/7/2011	$30,690	$77,775

        The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. All outstanding options were granted for a term of ten years. Options terminate, subject to certain limited exercise provisions, in the event of death, retirement, or other termination of employment. No option is exercisable until twelve months after the date of grant.

YEAR END OPTION VALUES

Name	Number of Shares Underlying Unexercised Options at Year end Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Year End Exercisable/Unexercisable

John A. Van Singel	4,000/2,000	$0/0
John Peterson	2,008/1,006	$0/0
James Luyk	757/976	$0/0

        The per share exercise price of each option is equal to the market value of the common stock on the date each option was granted. The unexercisable options noted above became exercisable as of February 2002.

MANAGEMENT CONTINUITY AGREEMENTS

        The Corporation has entered into individual change of control agreements with one of its senior executive officers, Mr. Luyk, and certain other executive officers. These agreements provide severance benefits if the individual's employment is terminated within thirty-six (36) months after a change in control occurs. For purposes of these agreements, a "change in control" is any occurrence as a result of which any person or entity, other than the Corporation's existing shareholders (as of the date of the agreements), acquires more than 35% of any class of the capital stock of the Corporation. Severance benefits are not payable if the Corporation terminates the executive's employment for cause or the executive voluntarily retires or resigns. The agreements are for self-renewing terms of two years unless the Corporation takes action to terminate further extensions. Mr. Luyk's agreement provides a severance benefit of a lump-sum payment equal to three years' salary and bonus and continuation of benefit coverage for thirty-six months after a "change in control." The other agreements provide for lesser benefits.

CERTAIN TRANSACTIONS

        Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiaries of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiaries of the Corporation. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collection or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation's independent, outside disinterested directors.

SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Corporation's common stock with that of the cumulative total return on the MG Group Index and the NASDAQ Stock Market Index for the five year period ended December 31,2001. The MG Group Index is an index composed of over 90 banks and bank holding companies located in the Midwest and published by Media General Financial Services. The following information is based on an investment of $100, on December 31, 1996, in the Corporation's common stock, the MG Group Index, and the NASDAQ Stock Market Index, with dividends reinvested. There has been limited trading in the Corporation's Common Stock and the Corporation's common stock does not trade on any stock exchange. Accordingly, the returns reflected in the following graph and table is based on sale prices of the Corporation's stock of which management is aware. There may have been sales at higher or lower prices of which management is not aware.

	1996	1997	1998	1999	2000	2001
O.A.K. Financial	100	124.31	185.86	207.66	210.87	175.71
MG Group Index	100	170.69	189.37	157.15	191.37	193.01
NASDAQ Market Index	100	122.32	172.52	304.29	191.25	152.46

Source: Media General Financial Services, Richmond, Virginia

COMPLIANCE WITH SECTION 16 REPORTING

        The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers and beneficial owners of more than 10% of the Corporation's common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2001, its directors, executive officers and beneficial owners of more than 10% of the Corporation's common stock have complied with all filing requirements applicable to them.

RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        The financial statements of the Corporation for the year ended December 31, 2001 have been audited by Plante & Moran, LLP, independent certified public accountants. Representatives of Plante & Moran LLP will be present at the Annual Meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions. The Board of Directors has appointed Plante & Moran LLP as its principal accountants to audit the Corporation's financial statements for the year ending December 31, 2002.

        Audit Fees

        Aggregate fees billed for professional services rendered for the audit of the Corporation's annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of financial statements included in Corporation's Forms 10-K filed with the Securities and Exchange Commission for that fiscal year were: $32,500.

         Financial Information System Design and Implementation Fees

        No professional services were rendered by Plante & Moran LLP for the year ended December 31, 2001, with respect to, directly or indirectly, operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to the Corporation's financial statements taken as a whole.

        All Other Fees

        The aggregate fees billed for services rendered by Plante & Moran LLP for services not covered under the two preceding captions totaled $38,112, which includes loan review and employee benefit plan support.

        The Corporation's Audit Committee has concluded that the provision of services covered under the caption All Other Fees is compatible with Plante & Moran LLP maintaining their independence. None of the hours expended on Plante & Moran LLP's engagement to audit the Corporation's consolidated financial statements for the year ended December 31, 2001, were attributed to work performed by persons other than Plante & Moran LLP's full-time, permanent employees.

SHAREHOLDER PROPOSALS

        No shareholder may present a proposal for consideration at the 2002 Annual Meeting of Shareholders unless notice is given not later than February 17, 2003 to the Corporation in compliance with Article XI of the Corporation's Articles of Incorporation stating the shareholder's intention to do so. Any shareholder proposal to be considered by the Corporation for inclusion in the 2003 Annual Meeting of Shareholders proxy materials must be received by the Corporation no later than November 19, 2002.

OTHER BUSINESS

        The Board of Directors is not aware of any matter to be presented for action at the meeting, other than the matters set forth herein. If any other business should come before the meeting, the proxy will be voted in respect thereof in accordance with the best judgment of the persons authorized therein, and discretionary authority to do so is included in the proxy. The cost of soliciting proxies will be borne by the Corporation. In addition to solicitation by mail, officers and other employees of the Corporation and its subsidiaries may solicit proxies by telephone or in person, without compensation other than their regular compensation.

        The Annual Report on Form 10-K of the Corporation for 2001 is included with this Proxy Statement. Copies of the report will also be available for all shareholders attending the Annual Meeting. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (the "Commission"). The Commission maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, which file electronically. The Commission's web site address is http:\\www.sec.gov.

        Shareholders are urged to sign and return the enclosed proxy in the enclosed envelope. A prompt response will be helpful and appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

John A. Van Singel Secretary
March 25, 2002

APPENDIX A

O.A.K. FINANCIAL CORPORATION - AUDIT COMMITTEE CHARTER

Organization

The Audit Committee is appointed annually by the Board of Directors and shall be comprised of at least three outside directors, each of whom shall meet the legal and regulatory requirements, including independence from management and the Corporation and financial literacy. At least one member of the Committee shall have accounting experience or financial management experience. The presence of more than fifty percent of the members of the Committee shall constitute a quorum of the Committee. The Board shall designate one of the Committee members as chairperson and the chairperson shall have the responsibility to communicate compliance with the Charter to the Board on a regular basis. The Committee shall review and reassess the adequacy of the charter at least annually and obtain the approval of the Board of Directors.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, regulatory agencies and others relating to: the Corporations financial statements and the financial reporting process, the systems of internal accounting and financial controls, the performance of the risk management functions (internal audit, compliance, loan review, legal, and loss prevention), the annual independent audit of the Corporation’s financial statements, and ethics programs as established by management and the Board of Directors. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation. The Committee shall have the authority to retain special legal, accounting, or other consultants to advise the Committee. It is the responsibility of the Committee to maintain free and open communication between the Committee, Independent Auditors, internal auditors, and management of the Corporation. The Committee may request any officer or employee of the Corporation or the Corporation’s outside legal counsel, or Independent Auditor to attend a meeting of the Committee or meet with any member of, or consultants to, the Committee. The Committee Chairperson shall provide for a time at each meeting when only the Committee members are present and if requested, an independent party (General Auditor, the Independent Auditor, and/or Legal Counsel). The Corporation’s General Auditor shall attend the meetings of this Committee and serve as secretary, unless otherwise directed by the Committee. The Committee shall have responsibility and authority with respect to the matters stated in this Charter for the Corporation and its subsidiaries. The Committee shall meet at least three times annually or more frequently if deemed necessary.

Responsibilities and Processes

The Audit Committee oversees and monitors many activities of the Corporation on behalf of the Board of Directors and reports the results of their activities to the Board of Directors. Management is responsible for preparing the Corporation’s financial statements, and the Independent Auditors are responsible for auditing those financial statements. The Committee believes its policies and procedures need to be flexible, in order to best react to changing conditions and circumstances. The Committee shall take the appropriate actions to set the overall corporate tone for the quality of financial reporting, sound business risk practices, and ethical behavior.

A-1

Responsibilities and Processes – Continued

The following shall be the recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

  The Committee shall annually recommend to the Board of Directors the appointment of the Independent Auditor, which firm shall be ultimately accountable to the Committee and the Board of Directors. The Committee shall receive periodic written statements, required by the Independence Standards Board, from the Independent Auditor delineating all relationships between the Auditor and the Corporation, discussing with the Auditor any mandatory disclosures about independence of other relationships or services that may impact the objectivity and independence of the Independent Auditor to assure independence.

  The Committee shall meet with the Independent Auditor to: review the planning of its annual audit of the Corporation’s financial statements, discuss matters relating to the conduct of the audit as required by professional auditing standards, review the Corporation’s quarterly financial results and assess the quality of the Corporation’s earnings, and review any problems or difficulties the Auditor may have encountered in its work and any management letter provided by the Auditor.

  The Committee shall discuss the results of the Independent Auditor’s review of the Corporation’s Quarterly Report to the SEC (Form 10-Q) and any other matters required to be communicated to the Committee by the Independent Auditors. The Chair of the Committee or a designated Committee member may represent the entire Committee for the purpose of these reviews.

  The Committee shall review the representations of management and findings of the Independent Auditor as to the effectiveness of the Corporation’s system of internal controls in order to obtain reasonable assurance that the Corporation’s annual and quarterly reports are prepared in accordance with generally accepted accounting principles and are free from material error or fraud. Also, the Committee shall review changes to the Corporation’s accounting principles and practices that materially impact the Corporation’s consolidated financial statements, this review shall include discussion with the Independent Auditor regarding its judgments about the quality and appropriateness of the accounting principles used in the financial reporting of the Corporation.

  The Committee shall discuss with the General Auditor and the Independent Auditor the overall scope and plans for their respective audits including the adequacy of staffing and compensation. The Committee shall discuss with management, the General Auditor, and the Independent Auditor the adequacy and effectiveness of the accounting and financial controls, including the Corporation’s system to monitor and manage business risk, legal risk, and code of ethics concerns. The Committee shall meet at least annually with the General Auditor and the Independent Auditor, with and without management present, to discuss the results of their examinations.

Responsibilities and Processes – Continued

  The Committee shall have the authority and responsibility to evaluate the performance of the Independent Auditor, and where appropriate, replace the Independent Auditors. The Committee shall review the appointment, performance, and where appropriate the replacement of the General Auditor, and review the annual budget and staffing of the risk management functions.

  The Committee shall prepare the report required by the rules of the Security and Exchange Commission to be included in the Corporation’s annual proxy statement.

  The Committee shall review and discuss with management and the Independent Auditor the audited financial statements and recommend to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report and SEC 10-K report.

A-2

O.A.K. Financial Corporation 2445 84th Street, S.W. Byron Center, Michigan 49315	This Proxy is solicited on behalf of the Board of Directors

PROXY

        The undersigned hereby appoints David Van Solkema and John Van Singel as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of O.A.K. Financial Corporation held of record by the undersigned on March 11, 2002, at the annual meeting of shareholders to be held April 18, 2002, and at any adjournment thereof.

1.      In the election of one director to be elected for a term expiring in 2005

[ ]	FOR the nominee listed below	[ ]	WITHHOLD AUTHORITY to vote for the nominee listed below

John A. Van Singel

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2.      In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR the nominee listed in Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature	Signature if held jointly

Dated: , 2002

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.